UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2016 (August 27, 2016)

HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 27, 2016, on the recommendation of the Governance and Corporate Responsibility Committee of the Board of Directors (the “Board”) of Harris Corporation (“Harris” or the “Company”), the Board increased the authorized number of directors constituting the Board from twelve to thirteen and appointed Mr. James F. Albaugh, 66, as a director to serve on the Board, with such actions becoming effective on September 1, 2016. Mr. Albaugh is currently a senior adviser to Perella Weinberg Partners, an independent global financial services firm. He served as a senior advisor to The Blackstone Group from December 2012 to July 2016. He was president and chief executive officer of The Boeing Company’s Commercial Airplane business unit from September 2009 through October 2012. Prior to holding that position, he was president and chief executive officer of Boeing’s Integrated Defense Systems business unit from July 2002 to September 2009. He joined Boeing in 1975 and held various other executive positions, including as president and chief executive of the Space and Communications business. Mr. Albaugh’s initial term as a director on the Board commences September 1, 2016 and expires at the Company’s 2016 Annual Meeting of Shareholders. Mr. Albaugh also has been nominated by the Board for re-election for a one-year term as a director on the Board expiring at the Company’s 2017 Annual Meeting of Shareholders, which nomination along with all other director nominations will be voted on by shareholders at the Company’s 2016 Annual Meeting of Shareholders. Mr. Albaugh was not appointed to any standing committees of the Board, but is expected to be appointed to one or more standing committees of the Board following the Company’s 2016 Annual Meeting of Shareholders, although which specific standing committee(s) has not been determined at the time of the filing of this Current Report on Form 8-K.
As a non-employee director on the Board, Mr. Albaugh will be compensated for service as a director in accordance with the Summary of Annual Compensation of Non-Employee Directors, effective as of January 1, 2016, filed as Exhibit 10(i) to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 1, 2016 and incorporated in this Item 5.02 by reference. There are no arrangements or understandings between Mr. Albaugh and any other persons pursuant to which Mr. Albaugh was selected as a director or nominee, and there are no transactions in which the Company was or is to be a participant and in which Mr. Albaugh had or will have a direct or indirect material interest that are required to be reported pursuant to Item 404(a) of Regulation S-K. On July 29, 2016, the Company and JANA Partners LLC (“JANA”) entered into a Cooperation Agreement (the “Cooperation Agreement”), which among other matters, included a process for the Company and JANA to cooperate in good faith to identify two mutually acceptable individuals to be added as independent directors to the Board. Mr. Albaugh was appointed as a director and nominated for re-election for a one-year term as a director on the Board expiring at the Company’s 2017 Annual Meeting of Shareholders pursuant to the process in the Cooperation Agreement. A copy of the press release announcing the appointment of Mr. Albaugh to the Board and his nomination for re-election to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.
On August 27, 2016, Karen Katen and David B. Rickard, current members of the Board, advised the Company of their final determinations to retire and not to stand for re-election to the Board at the Company’s 2016 Annual Meeting of Shareholders. Accordingly, Ms. Katen and Mr. Rickard were not nominated by the Board for re-election and their service as directors on the Board will conclude effective as of the Company’s 2016 Annual Meeting of Shareholders. Their decisions were not based on any disagreement with Harris.
Item 8.01     Other Events.
On August 27, 2016, on the recommendation of the Governance and Corporate Responsibility Committee of the Board, the Board also nominated Mr. Roger B. Fradin, 63, for election for a one-year term as a director on the Board expiring at the Company’s 2017 Annual Meeting of Shareholders, which nomination along with all other director nominations will be voted on by shareholders at the Company’s 2016 Annual Meeting of Shareholders. Mr. Fradin has been vice chairman of Honeywell International Inc. (“Honeywell”), a diversified technology and manufacturing company, since April 2014. From 2004 to 2014 he was president and chief executive officer of Honeywell’s Automation and Controls business unit. He joined Honeywell in 2000 when Honeywell acquired Pittway Corporation and has also served as president of Honeywell’s Automation and Control Products business and president and chief executive officer of its Security and Fire Solutions business.

As a non-employee director on the Board, Mr. Fradin will be compensated for service as a director in accordance with the Summary of Annual Compensation of Non-Employee Directors, effective as of January 1, 2016, filed as Exhibit 10(i) to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 1, 2016 and incorporated in this Item 8.01 by reference. There are no arrangements or understandings between Mr. Fradin and any other persons pursuant to which Mr. Fradin was selected as a nominee for election to the Board, and there are no transactions in which the Company was or is to be a participant and in which Mr. Fradin had or will have a direct or indirect material interest that would be required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Fradin was nominated for election for a one-year term as a director on the Board expiring at the Company’s 2017 Annual Meeting of Shareholders pursuant to the process in the Cooperation Agreement for the Company and JANA to cooperate in good faith to identify two mutually acceptable individuals to be added as independent directors to the Board. A copy of the press release announcing Mr. Fradin’s nomination for election to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is filed herewith:
99.1    Press Release, issued by Harris Corporation on August 31, 2016.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
Date: August 31, 2016	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued by Harris Corporation on August 31, 2016